EXHIBIT 11

                            DAIN RAUSCHER CORPORATION
                      COMPUTATION OF NET EARNINGS PER SHARE
                  (Amounts in thousands, except per share data)

                                                   Three months ended March 31,
                                                    ___________________________
                                                       1998              1997
                                                    _________         _________
BASIC EARNINGS PER SHARE:
   Net earnings (loss)                              $  (2,024)        $  15,755
                                                    =========         =========

   Weighted average common shares outstanding          12,316            12,213
                                                    =========         =========

Basic earnings (loss) per share                     $    (.16)        $    1.29
                                                    =========         =========

EARNINGS PER SHARE ASSUMING DILUTION:
   Net earnings (loss)                              $  (2,024)        $  15,755
                                                    =========         =========
Weighted average number of common and dilutive
      potential common shares outstanding:

      Weighted average common shares outstanding       12,316            12,213
      Dilutive effect of stock options
       (net of tax benefits)                                -               567
      Shares credited to deferred compensation
         plan participants                                  -               172
                                                    ---------         ---------
Weighted average number of common and dilutive
      potential common shares outstanding              12,316            12,952
                                                    =========         =========
Diluted earnings (loss) per share                   $    (.16)        $    1.22
                                                    =========         =========